                                                                    EXHIBIT 10.9

                              OPERATING AGREEMENT


                                      OF


                               TARGETTI USA LLC

                               TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS  .............................................................    1.
     1.1     Definitions..................................................    1.

ARTICLE II

FORMATION OF COMPANY......................................................    6.
     2.1     Formation....................................................    6.
     2.2     Name.........................................................    6.
     2.3     Principal Place of Business..................................    6.
     2.4     Registered Office and Registered Agent.......................    7.
     2.5     Term.........................................................    7.

ARTICLE III

PURPOSES OF COMPANY.......................................................    7.
     3.1     Company Purposes.............................................    7.

ARTICLE IV

MANAGEMENT OF COMPANY.....................................................    7.
     4.1     Generally....................................................    7.
     4.2     Number of Directors..........................................    7.
     4.3     Tenure, Election and Qualifications..........................    8.
     4.4     Resignation..................................................    8.
     4.5     Removal......................................................    8.
     4.6     Vacancies....................................................    8.
     4.7     Meetings.....................................................    8.
     4.8     Quorum and Transaction of Business...........................    9.
     4.9     Directors Have No Exclusive Duty to Company..................   10.
     4.10    Effect of Exercise of Put or Call Rights.....................   10.

ARTICLE V

POWERS OF AND RESTRICTIONS ON THE DIRECTORS...............................   10.
     5.1     Management...................................................   10.
     5.2     Additional Capital...........................................   10.
     5.3     Actions Requiring Board Approval.............................   10.
     5.4     Reports to Members...........................................   11.
     5.5     Independent Public Accountants...............................   11.
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ARTICLE VI

OFFICERS; COMMITTEES......................................................   11.
     6.1     Appointment of Officers......................................   11.
     6.2     Tenure and Duties of Officers................................   12.
     6.3     Creation of Committees.......................................   13.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS.........................................   13.
     7.1     Limitation of Liability......................................   13.
     7.2     Nature of Rights and Obligations.............................   13.
     7.3     Member Access to Records.....................................   13.
     7.4     Right Of First Participation.................................   14.
     7.5     Certain Actions Requiring Member Approval....................   15.
     7.6     Outside Activities...........................................   15.
     7.7     Other Activities.............................................   15.
     7.8     Put and Call Rights..........................................   16.

ARTICLE VIII

CERTAIN MATTERS CONCERNING
MEMBERS, DIRECTORS AND EXECUTIVE OFFICERS.................................   19.
     8.1     Liability of Members, Directors and Officers;
             Indemnification..............................................   19.
     8.2     Other Matters Concerning the Members, Directors and
             Officers of the Company......................................   20.

ARTICLE IX

MEETINGS OF MEMBERS.......................................................   21.
     9.1     Meetings.....................................................   21.
     9.2     Place of Meetings............................................   21.
     9.3     Notice of Meetings...........................................   21.
     9.4     Meeting of all Members.......................................   21.
     9.5     Record Date..................................................   21.
     9.6     Quorum.......................................................   21.
     9.7     Manner of Acting.............................................   22.
     9.8     Proxies......................................................   22.
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     9.9     Action by Members Without a Meeting..........................   22.
     9.10    Waiver of Notice.............................................   22.

ARTICLE X

CONTRIBUTIONS TO THE COMPANY,
CAPITAL UNITS AND CAPITAL ACCOUNTS........................................   22.
     10.1    Capital Contributions........................................   22.
     10.2    Units; Unit Certificates.....................................   23.
     10.3    Capital Accounts.............................................   23.
     10.4    Withdrawal of Capital........................................   24.
     10.5    Resignation of Member........................................   24.

ARTICLE XI

ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS............................   24.
     11.1    Allocation of Profits and Losses.............................   24.
     11.2    Special Allocations..........................................   25.
     11.3    Distributions................................................   26.
     11.4    Limitation Upon Distributions................................   27.
     11.5    Accounting Principles........................................   27.
     11.6    Interest on and Return of Capital Contributions..............   27.
     11.7    Records and Reports..........................................   27.
     11.8    Returns and Other Elections..................................   28.
     11.9    Tax Matters Partner..........................................   28.

ARTICLE XII

TRANSFERABILITY...........................................................   29.
     12.1    Restrictions on Transferability..............................   29.
     12.2    No Effect To Transfers In Violation Of Operating Agreement...   29.

ARTICLE XIII

ADDITIONAL AND SUBSTITUTE MEMBERS.........................................   30.
     13.1    Admission of Additional Members and Substitute Members.......   30.
     13.2    Allocations to Additional Members and Substitute Members.....   30.
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ARTICLE XIV

DISSOLUTION AND TERMINATION...............................................   30.
     14.1    Dissolution..................................................   30.
     14.2    Effect of Filing of Certificate of Cancellation..............   30.
     14.3    Distribution of Assets Upon Dissolution......................   30.
     14.4    Winding Up...................................................   31.
     14.5    Filing of Certificate of Cancellation........................   31.
                                                                             31.
ARTICLE XV

MERGER....................................................................   31.
     15.1    Merger.......................................................   31.
     15.2    Vote Relating to Merger or Consolidation.....................   31.
     15.3    Exchange Relating to Merger..................................   31.
     15.4    Filing and Effect of Certificate of Merger...................   32.
     15.5    Amendment of Old or Adoption of New Operating Agreement......   32.
     15.6    Assumption of Assets and Liabilities.........................   32.
                                                                             32.
ARTICLE XVI

ARBITRATION...............................................................   32.

ARTICLE XVII

MISCELLANEOUS PROVISIONS..................................................   33.
     17.1    Notice.......................................................   33.
     17.2    Application of California Law................................   33.
     17.3    Waiver of Action for Partition...............................   35.
     17.4    Amendments...................................................   35.
     17.5    Execution of Additional Instruments..........................   35.
     17.6    Construction.................................................   35.
     17.7    Headings.....................................................   35.
     17.8    Waivers......................................................   36.
     17.9    Rights and Remedies Cumulative...............................   36.
     17.10   Severability.................................................   36.
     17.11   Heirs, Successors and Assigns................................   36.
     17.12   Creditors....................................................   36.
     17.13   Counterparts.................................................   36.
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     17.14   No Third Party Beneficiaries.................................   36.
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                                      v.

                               TARGETTI USA LLC

                              OPERATING AGREEMENT

     THIS OPERATING AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November 1997 (the "Effective Date"), by and between TIVOLI INDUSTRIES, INC., a California corporation ("Tivoli") and TARGETTI SANKEY S.P.A., a corporation organized under the laws of Italy ("Targetti"), with respect to the operations of Targetti USA LLC, a California limited liability company (the "Company").

     WHEREAS, the Company was formed pursuant to the provisions of the California Beverly-Killea Limited Liability Company Act (the "Act"), upon the filing of Articles of Organization with the California Secretary of State on September 18, 1997;

     WHEREAS, Tivoli and Targetti (collectively, the "Members") desire to enter into an Operating Agreement in order to set forth their respective ownership interests in the Company and the principles by which the Company will be operated and governed in carrying on such business.

     NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 DEFINITIONS. The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

          (A) "ACCOUNTING PERIOD" shall be (i) the Company's Fiscal Year if there are no changes in the Members' respective interests in Company income, gain, loss or deductions during such Fiscal Year except on the first day thereof, or (ii) any other period beginning on the first day of a Fiscal Year, or any other day during a Fiscal Year, upon which occurs a change in such respective interests, and ending on the last day of a Fiscal Year, or on the day preceding an earlier day upon which any change in such respective interest shall occur.

          (B) "ACQUISITION" shall mean, with respect to any corporate Member, any consolidation or merger of such Member with or into any other corporation or entity or person, or any other corporate reorganization in which any single stockholder of such Member immediately after such consolidation, merger or reorganization, own 50% or more of such Member's voting power, thereby rendering a change in control of such Member.

                                       1.

          (C) "ACT" shall mean the California Beverly-Killea Limited Liability Company Act, as amended.

          (D) "ADDITIONAL MEMBER" shall mean any Person who or which is admitted to the Company as an Additional Member pursuant to Article XII hereof.

          (E) "ADJUSTED ASSET VALUE" with respect to any asset shall be the asset's adjusted basis for federal income tax purposes, except as follows:

               (1) The initial Adjusted Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as determined by the contributing Member and the Board of Directors.

               (2) The Adjusted Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Directors, and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Members pursuant to Article X, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; and (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical Company assets in proportion to their interests in Company distributions.

               (3) The Adjusted Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Directors, and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Members pursuant to Article X, as of the following times: (i) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B); (ii) the termination of the Company either by expiration of the Company's term or the occurrence of an event of early termination; and (iii) the liquidation of the Company within the meaning of Treasury Regulation (S)1.704-1(b)(2)(ii)(g).

               (4) The Adjusted Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph
(3) of the definition of "Net Profits" and "Net Losses" below.

          (F) "ADJUSTED CAPITAL ACCOUNT" with respect to any Member, shall mean the Member's Capital Account as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the
Treasury Regulations.

          (G) "AFFILIATE" with respect to any Person, shall mean (i) any Person which beneficially holds, directly or indirectly, or otherwise controls, ten percent (10%) or more of such Person's outstanding securities, (ii) any Person, ten percent (10%) or more of which

                                       2.

Person's outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by such a Person and (iii) any Person, ten percent (10%) or more of which Person's outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by a Person described in
(i) above.

          (H) "ASSET PURCHASE" shall mean a sale, lease or other disposition or all or substantially all of the assets of any corporate Member.

          (I) "BANKRUPTCY" of a Person shall mean (i) the filing by a Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under the U.S. Bankruptcy Code (or corresponding provisions of future laws) or any other federal, state or foreign insolvency law, or a Person's filing an answer consenting to or acquiescing in any such petition; (ii) the making by a Person of any assignment for the benefit of its creditors or the admission by a Person of its inability to pay its debts as they mature; or (iii) the expiration of 60 days after the filing of an involuntary petition under the Bankruptcy Code (or corresponding provisions of future laws) seeking an application for the appointment of a receiver for the assets of a Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, unless the same shall have been vacated, set aside or stayed within such 60-day period.

          (J) "BOARD OF DIRECTORS" shall have the meaning specified in Section 4.1.

          (K) "CAPITAL ACCOUNT" as of any given date shall mean the Capital Account of each Member as specified in Section 10.3.

          (L) "CAPITAL CONTRIBUTION" shall mean the amount of money and the fair market value of any property contributed to the Company by a Member whenever made net of any liability of such Member assumed by the Company and any liability secured by property contributed by such Member. Any reference to a capital contribution of a Member shall include the Capital Contribution made by a predecessor holder of any Units held by such Member with respect to such Units.

          (M) "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

          (N)  "COMPANY" shall refer to Targetti USA LLC.

          (O) "COMPANY PROPERTY" means any tangible and intangible personal property now owned or hereafter acquired by the Company, including, without limitation, all cash, cash equivalents, deposits, accounts receivable, work-in-progress, inventory, equipment, materials, supplies, prototypes, vehicles, real property, fixtures, permits, approvals, licenses, patents, consents, contracts, agreements, applications for permits, approvals, licenses, development rights, development agreements, trade names and warranties, or any other property.

                                       3.

          (P) "DIRECTORS" shall mean the directors designated or elected by the Members pursuant to the terms of this Operating Agreement. For purposes of the Act and for all other purposes, the term "Director" as used in this Operating Agreement shall mean "manager." Consequently the parties intend that any restriction on the authority of a Director set forth in this Operating Agreement shall also be read as a restriction on such person's authority as a manager.

          (Q) "DISTRIBUTABLE CASH" shall mean Net Operating Cash Flow; where "Net Operating Cash Flow" shall mean for any period the Operating Cash Flow for such period plus depreciation and amortization to the extent reflected in Operating Cash Flow for such period less (i) the capital expenditures of the Company for such period determined in accordance with GAAP, (ii) any changes in net working capital requirements to be met from Operating Cash Flow for such period as determined by the Board of Directors, (iii) all amounts distributed by the Company pursuant to Section 11.3(a) of this Operating Agreement and (iv) required payments under Company indebtedness for such period; and where "Operating Cash Flow" shall mean for any period the consolidated gross revenues of the Company for such period less all operating and nonoperating expenses of the Company for such period, including all charges of a proper character (including provision for taxes, if any, and current additions to reserves), all determined in accordance with GAAP applied on a basis consistent with the Company's prior corresponding periods, if any.

          (R) "ECONOMIC RISK OF LOSS" shall have the meaning defined in Treasury Regulations Section 1.704-2(b)(4).

          (S) "FISCAL YEAR" shall mean the Company's fiscal year. The Company's fiscal year shall end on September 30 of each year.

          (T) "FUNDS FROM OPERATIONS" means all Distributable Cash held by the Company which results from the operation of the business of the Company from whatever source, except for Funds From a Sale of the Company and Capital Contributions.

          (U) "FUNDS FROM A SALE OF THE COMPANY" means all Distributable Cash held by the Company which results from a Sale of the Company.

          (V) "INITIAL CAPITAL CONTRIBUTION" shall mean a Member's initial contribution to the Capital of the Company pursuant to the Original Operating Agreement or this Operating Agreement in connection with the initial issuance of Units by the Company.

          (W) "LENDING AGREEMENT" shall mean the agreement executed by Targetti on September __, 1997, agreeing to lend up to $250,000 to the Company on specified terms and conditions.

          (X) "LICENSE AGREEMENT" shall mean the License and Distribution Agreement between Targetti and the Company of even date herewith.

                                       4.

          (Y) "MANUFACTURING AGREEMENT" shall mean the Manufacturing Agreement between Tivoli and the Company of even date herewith.

          (Z) "MASTER AGREEMENT" shall mean the Master Agreement between Tivoli and Targetti of even date herewith.

          (AA) "MEMBER" shall mean each of the Members listed on Schedule A hereto, any Additional Member and any Substituted Member which is, as of a given time, a member of the Company.

          (AB) "NET PROFIT OR NET LOSS" shall be an amount computed for each Accounting Period as of the last day thereof that is equal to the Company's taxable income or loss for such Accounting Period, determined under the accrual method of accounting in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 1.1(z) shall be added to such taxable income or loss;

               (2) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

               (3) Gain or loss resulting from any disposition of a Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of the asset disposed of rather than its adjusted tax basis;

               (4) In the event of a distribution in kind of Company Property to the Members, the gain or loss that would result from a sale of such Company Property at fair market value shall be added to such taxable income or loss; and

               (5) Items that are specially allocated pursuant to Section 11.2 hereof shall not be taken into account in computing Net Profit or Net Loss.

          (AC) "OPERATING AGREEMENT" shall mean this Operating Agreement as originally executed and as amended in accordance with the terms of this Operating Agreement from time to time.

          (AD) "PERSON" shall mean any individual or corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated

                                       5.

organization or other entity, including any government or political subdivision or any agency or instrumentality thereof and the heirs, executors, administrators, legal representatives, successors, and permitted assigns of such "PERSON" where the context so admits.

          (AE) "RESERVES" shall mean, with respect to any Fiscal Year, funds set aside or amounts allocated during such Fiscal Year to reserves that shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

          (AF) "SALE OF THE COMPANY" shall mean the sale of all of substantially all of the Company's assets.

          (AG) "SUBSTITUTE MEMBER" shall mean any Person who or which is admitted to the Company as a Substitute Member pursuant to Articles XII and XIII of this Operating Agreement.

          (AH) "TARGETTI" shall mean Targetti Sankey S.p.A., a corporation organized under the laws of Italy.

          (AI) "TIVOLI" shall mean Tivoli Industries, Inc., a California corporation.

          (AJ) "TREASURY REGULATIONS" shall mean the Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended from time to time.

          (AK) "TRIGGER DATE" shall mean the date either Tivoli or Targetti delivers a Put Notice or a Call Notice, respectively, pursuant to Section 7.8 hereof.

          (AL) "UNITS" shall mean the capital units issued by the Company to its Members, in exchange for contributions, which represent the Member's interest in the Company.

                                  ARTICLE II

                             FORMATION OF COMPANY

     2.1 FORMATION. On September 18, 1997, the Company was organized as a California limited liability company under and pursuant to the Act.

     2.2  NAME.  The name of the Company is Targetti USA LLC.

     2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 1531 East St. Gertrude Place, Santa Ana, California, 92705. The Company may locate

                                       6.

its places of business and registered office at any other place or places as the Board of Directors may from time to time deem advisable.

     2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the state of California shall be at the office of its registered agent for service of process, and the name and address of its initial registered agent for service of process shall be Terrence C. Walsh. The Board of Directors may change the Company's agent for service of process from time to time.

     2.5 TERM. The Company's existence commenced September 18, 1997 upon the filing with the Secretary of the State of California of the Company's Articles of Organization and shall continue until December 31, 2029, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                                  ARTICLE III

                              PURPOSES OF COMPANY

     3.1 COMPANY PURPOSES. The purpose of the Company is to (a) engage in the marketing and sale of lighting products and (b) engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of California, incident, necessary, advisable or desirable to carry out the foregoing. The Company shall have all powers available to limited liability companies under the Act to make and perform all contracts and to engage in all actions and transactions necessary or advisable to carry out the purposes of the Company.

                                  ARTICLE IV

                             MANAGEMENT OF COMPANY

     4.1 GENERALLY. Except as specifically set forth in this Operating Agreement, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Directors, who shall act as the managers of the Company under the Act subject to and in accordance with the terms of this Operating Agreement (including, without limitation, Section 5.1). Such Directors shall constitute the "Board of Directors" and such term may be used in this Operating Agreement to refer to such Directors. Such term is used for convenience only and is not intended by the parties to confer to the Board of Directors any additional power or authority other than that expressly and specifically conferred pursuant to and in accordance with the terms of this Operating Agreement. Any power not otherwise delegated pursuant to this Operating Agreement or by the Board of Directors in accordance with the terms of this Operating Agreement shall remain with the Board of Directors.

     4.2 NUMBER OF DIRECTORS. The number of Directors of the Company shall be fixed at three (3).

                                       7.

     4.3  TENURE, ELECTION AND QUALIFICATIONS.

          (A) The Directors shall be elected at each annual meeting of the Members to hold office until such next annual meeting, or as otherwise provided below. One Director (the "Tivoli Director") shall be designated by Tivoli, by Tivoli providing notice of designation in writing to Targetti. One Director (the "Targetti Director") shall be designated by Targetti, by Targetti providing notice of designation in writing to Tivoli. One Director (the "Tivoli Nominee Director") shall be nominated by Tivoli, by Tivoli providing notice of nomination in writing to Targetti. Each Director shall serve until the earlier of (i) the election of such Director's successor, (ii) the removal of such Director in accordance with the terms of this Operating Agreement, (iii) such Director's resignation, and (iv) such Director's death. The initial Directors are Terrence C. Walsh (the Tivoli Director), Lorenzo Targetti (the Targetti Director) and Gerald R. Morris (the Tivoli Nominee Director).

          (B)  A Director may, but need not, be a Member.

     4.4 RESIGNATION. A Director may resign at any time by giving written notice to the Members. The resignation of a Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5  REMOVAL.

          (A) The Tivoli Director may be removed at any time, with or without cause, by Tivoli.

          (B) The Targetti Director may be removed at any time, with or without cause, by Targetti.

          (C) The Tivoli Nominee Director may be removed at any time, with or without cause, by a majority vote of the Board of Directors.

     4.6  VACANCIES.

          (A) A vacancy in the office of Tivoli Director shall be filled by Tivoli, by Tivoli providing notice of designation in writing to Targetti.

          (B) A vacancy in the office of Targetti Director shall be filled by Targetti, by Targetti providing notice of designation in writing to Tivoli.

          (C) A vacancy in the office of Tivoli Nominee Director shall be filled by Tivoli.

     4.7  MEETINGS.

                                       8.

          (A) Regular meetings of the Board of Directors shall be held at such times, mutually convenient places and dates as determined by the Board of Directors. The officers and other executives of the Company may attend meetings of the Board of Directors with the prior approval of the Board of Directors.

          (B) Directors may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

          (C) Special meetings of the Board of Directors for any purpose may be called by the President or by any Director.

          (D) Each Director shall receive notice of the date, time and place of all meetings of the Board of Directors at least ten (10) days (forty-eight (48) hours if given personally or by facsimile or telegraph) before the meeting. Such notice shall be delivered in writing (which may be by facsimile or by telegraph) to each Director. Such notice may be given by the Secretary of the Company or by the person or persons who called the meeting. Such notice shall specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any Director who signs a waiver of notice of such meeting or a consent to holding the meeting, either before or after the meeting, or who attends the meeting without protesting prior to such meeting or at the commencement thereof. All such waivers, consents and approvals shall be filed with the corporate records of the Company.

          (E) Meetings of the Board of Directors may be held at any place that has been designated in the notice of the meeting.

          (F) Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the Directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

          (G) Any action required or permitted to be taken by the Board of Directors may be taken without a meeting of the Board of Directors, if all the Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the corporate records of the Company. Such action by written consent shall have the same force and effect as a unanimous vote of the Directors.

     4.8 QUORUM AND TRANSACTION OF BUSINESS. The number of Directors that constitutes a quorum for the transaction of business at a properly noticed meeting of the Board of Directors shall be three (3). Except as required by the Act or as otherwise set forth in this Operating Agreement, every act or decision done or made by three (3) Directors at a meeting duly held and at which a quorum is present shall be the act of the Board of Directors.

                                       9.

     4.9 DIRECTORS HAVE NO EXCLUSIVE DUTY TO COMPANY. The Directors shall not be required to manage the Company as their sole and exclusive function, and, subject to Section 7.8, the Directors may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Directors or to the income or proceeds derived therefrom.

     4.10 EFFECT OF EXERCISE OF PUT OR CALL RIGHTS. In the event either Tivoli or Targetti exercises its Put or Call rights as set forth in Section 7.8 hereof, then following such exercise all Directors shall be elected or removed by a majority vote of the Members.

                                   ARTICLE V

                  POWERS OF AND RESTRICTIONS ON THE DIRECTORS

     5.1 MANAGEMENT. Each Director shall participate in the direction, management and control of the business of the Company to the best of such Director's ability. The Directors shall in all cases act as a group and shall have no authority to act individually. The Board of Directors may appoint one
(1) or more officers to manage the day-to-day operations of the Company. The initial officers shall be as designated in Section 6.1 below and shall have the respective duties set forth in Section 6.2 below. The Board of Directors may adopt such rules and regulations for the management of the Company not inconsistent with this Operating Agreement or the Act. Except as otherwise provided in the Act or authorized pursuant to the terms of this Operating Agreement, no debt shall be contracted or liability incurred by or on behalf of the Company except by the Company's Board of Directors.

     5.2 ADDITIONAL CAPITAL. The Company shall not raise additional capital without the approval of the Board of Directors. Except for the Targetti Lending Agreement, no Member shall be required to make any additional contribution to the Company's capital. The raising of new capital shall be subject to the right of first participation set forth in Section 7.4 of this Operating Agreement.

     5.3  ACTIONS REQUIRING BOARD APPROVAL.  Without limiting the generality of
Section 5.1, the Members desire to affirmatively set forth certain actions which shall be subject to the approval of the Board of Directors in accordance with
Section 4.7.  Such actions are as follows:

          (A) Election of a chairman to preside at all meetings of the Board of Directors;

          (B)  Approval of an annual operating plan;

          (C) The appointment or removal of the President or other officers of the Company other than the appointment of the initial officers specified in
Article VI hereof;

          (D) The hiring, firing and compensation of the Company's senior management;

                                      10.

          (E) Approval of distributions pursuant to Section 11.3 (other than mandatory distribution pursuant to Section 11.3(a));

          (F) Borrowing money if the borrowing is in excess of $50,000, unless such borrowing was previously approved by the Board of Directors in connection with an ongoing borrowing agreement.

          (G)  Drawdowns by the Company on the Lending Agreement;

          (H) Granting any security interest in the assets of the Company in connection with a borrowing of funds;

          (I)  Acquiring property from any Person;

          (J)  Acquiring or disposing of any Company real property; and

          (K) Employing accountants, legal counsel, or other experts to perform services for the Company and to compensate them from Company funds;

     5.4 REPORTS TO MEMBERS. As soon as practicable after the end of any Fiscal Year but in any event within ninety (90) days thereafter, the Board of Directors shall provide to each of the Members (i) a balance sheet, statement of income, statement of operations and statement of cash flows for such Fiscal Year, prepared in accordance with generally accepted accounting principles and accompanied by a report and opinion thereon by the Company's independent public accountants, and (ii) a report setting forth the closing Capital Accounts of each Member and a description of the manner of their calculation. The Board of Directors shall also cause the Company to transmit within such ninety (90) day period to each Member of the Company and to each Person (or such Member's or Person's legal representative) who was a Member during any part of the Fiscal Year in question, a copy of the Company's income tax return for such Fiscal Year, together with a copy of the Member's Schedule K-1 thereto.

     5.5 INDEPENDENT PUBLIC ACCOUNTANTS. Corbin & Wertz or such other accounting firm selected by the Board of Directors shall be the Company's independent public accountants.


                                   ARTICLE VI

                              OFFICERS; COMMITTEES

     6.1 APPOINTMENT OF OFFICERS. The Board of Directors may appoint officers of the Company which may include, but shall not be limited to: (a) chairman of the Board of Directors; (b) president; (c) one or more vice presidents; (d) secretary; and (e) treasurer or chief financial officer. The Board of Directors may delegate their day-to-day management responsibilities to any such officers, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as authorized by the Board of Directors

                                      11.

in any job description created by the Board of Directors. As of the effective date of this Operating Agreement, Terrence C. Walsh shall be designated Chairman of the Board, Robert Baker shall be designated President, Charles Kimmel will be designated Chief Financial Officer, and Joan Bandelin will be designated Secretary.

     6.2  TENURE AND DUTIES OF OFFICERS.   All officers shall hold office at the
pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

          (A) DUTIES OF CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors. If no President is appointed, the Chairman of the Board is the general manager and chief executive officer of the corporation, and shall exercise all powers of the President described in Section 6.2(b) below.

          (B) DUTIES OF PRESIDENT. The President shall be the Chief Executive Officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Company. The President shall preside at all meetings of the Members, unless the Board of Directors shall have appointed another person to so preside and such person is present. The President shall perform other duties commonly incident to a president of a California corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

          (C) DUTIES OF VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to a vice president of a California corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

          (D) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the Members, and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with this Operating Agreement of all meetings of the Members requiring notice. The Secretary shall perform all other duties given him or her in this Operating Agreement and other duties commonly incident to a secretary of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office of assistant secretary in a California corporation and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

                                      12.

          (E) DUTIES OF CHIEF FINANCIAL OFFICER OR TREASURER. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner, and shall render statements of the financial affairs of the Company in such form and as often as required by this Operating Agreement, the Board of Directors or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to the office of Chief Financial Officer or Treasurer in a California corporation and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office the Chief Financial Officer or Treasurer of a California corporation and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     6.3 CREATION OF COMMITTEES. The Board of Directors may create committees to assist the Board of Directors and the officers in the governance of areas of importance to the Company. Subject to the terms of this Operating Agreement, such committees shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees.


                                  ARTICLE VII

                       RIGHTS AND OBLIGATIONS OF MEMBERS

     7.1 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in the Act and other applicable law. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company.

     7.2 NATURE OF RIGHTS AND OBLIGATIONS. Except as otherwise expressly provided herein, nothing contained in this Operating Agreement shall be deemed to constitute a Member an agent or legal representative of the other Members. A Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

     7.3 MEMBER ACCESS TO RECORDS. Upon written request of any Member, setting forth the purpose for such request, each Member shall have the right, during regular business hours, to inspect and copy such Company documents at the Member's expense as set forth in Section 11.7.

                                      13.

     7.4  RIGHT OF FIRST PARTICIPATION.

          (A) Each Member shall have a right of first participation as set forth in this Section 7.4. Such right shall not apply to any borrowing.

          (B) In the event the Board of Directors determines in accordance with the terms of this Operating Agreement that the Company should raise additional capital, the Board of Directors shall notify each Member in writing (the "Notice") of the class and number of Units to be sold, the total amount of capital proposed to be raised through the sale of such new Units, the per Unit price of such new Units and such Member's pro rata share (based on then outstanding Units) of such number of new Units. For fifteen (15) days after delivery of such notice, each Member may subscribe to such Member's pro rata share (to the nearest whole number), or any lesser whole number, of such new Units by delivering to the Board of Directors a written notice stating the number of new Units which such Member (a "Participating Member") elects to purchase. In the event and to the extent any Member fails to fully exercise its right of first participation hereunder, the Board of Directors shall notify each Participating Member which has elected to subscribe to its full share of Units in writing of the number of unsubscribed Units. For ten (10) days after delivery of such notice, each Participating Member may subscribe to such unsubscribed Units by delivering to the Board of Directors a written notice stating the number of new Units which such Participating Member elects to purchase; provided, however, in the event that in such written notice the Participating Members elect to purchase a greater number of Units than the number of unsubscribed Units, such unsubscribed Units shall be allocated on a pro rata basis (based on then outstanding Units of the Participating Members) to the Participating Members requesting such additional subscription.

          (C) By written notice to the Participating Members within ten (10) days after completion of the applicable time periods in Section 7.5(b), the Board of Directors shall set forth the number of new Units to be purchased by each Participating Member pursuant to Section 7.5(b) and shall fix a time, location and closing date for the closing of the sale of such subscribed new Units to the Participating Members.

          (D) In the event and to the extent the Members fail to fully exercise their right of first participation as to all new Units, the Board of Directors shall have ninety (90) days following the end of the period specified in Section 7.4(b) to offer the new Units with respect to which the Members' right of first participation hereunder was not exercised to any Person or Persons at a price not less than and upon general terms no more favorable to the offerees thereof than those specified in Notice. If the Company does not enter into an agreement for the sale of such Units within such period or if such agreement is not consummated within thirty (30) days of the execution thereof, the right of first participation provided to the Members hereunder shall be deemed to be revived and such Units shall not be offered or sold unless first reoffered to the Members in accordance herewith.

                                      14.

     7.5  CERTAIN ACTIONS REQUIRING MEMBER APPROVAL.

     Notwithstanding any other provision in this Operating Agreement to the contrary, the following shall require the approval of Members holding a majority of the Units:

          (A) Admitting any Additional Member and creating and issuing additional Units to Members and Additional Members (subject to Section 7.4);

          (B) Transfers and licenses of the Company's technology, including transfers and licenses of any of the Company's trade secrets, know-how or other proprietary information;

          (C) Any redemption of any Unit or other interest in the Company (other than a purchase of unvested Units from an employee or consultant upon such person's termination, and other than any Units acquired by Targetti pursuant to Section 7.8 hereof);

          (D)  Any amendment of this Operating Agreement;

          (E)  Any merger of the Company;

          (F) A sale or other disposition of all or substantially all of the assets of the Company as part of a single transaction or otherwise;

          (G)  Compensation of member of the Board of Directors; and

          (H)  Dissolution of the Company pursuant to Section 14.1(b).

     7.6 OUTSIDE ACTIVITIES. Subject to the provisions of Sections 7.8 and 7.9, and the terms and provisions of the Master Agreement, the License Agreement, and the Manufacturing Agreement, each Member and each Affiliate of each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, and may engage in the ownership, operation and management of businesses and activities including serving on one or more board of directors, for its own account and for the account of others, and may own interests in the same properties as those in which the Company or the other Members own an interest, without having or incurring obligation to offer any interest in such properties, businesses or activities to the Company or any other Member, and no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other businesses or activities.

     7.7 OTHER ACTIVITIES. No provision of this Agreement shall be construed to preclude any Member or any of their respective Affiliates from engaging in or possessing an interest in any other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Company nor any Member shall have any rights in or to such independent ventures or the income or profits derived therefrom.

                                      15.

     7.8 PUT AND CALL RIGHTS. Targetti shall have the right to call the Units held by Tivoli, and Tivoli shall have the right to put its Units to Targetti, as set forth in this Section 7.8.

          (A) Tivoli shall provide written notice to Targetti of [*] at least [*] prior to [*]. Upon receipt of such notice, Targetti shall have the right to call [*] the Units held by Tivoli by delivering a written notice to Tivoli that intends to exercise its call rights (such notice, together with similar notices permitted under this Section 7.8, being referred to as a "Call Notice"). The Call Notice must be delivered to Tivoli within [*] of Targetti's receipt of the notice of [*].

In the event of such Call Notice, Tivoli shall be obligated to sell such Units to an entity designated by Targetti (the "Targetti Designee") for the Repurchase Price, determined pursuant to Section 7.8(c) (i) or (ii), as applicable. The sale of such Units shall be effected upon payment by Targetti to Tivoli and shall occur, unless otherwise agreed by Targetti and Tivoli, on the date [*] following the date upon which the Repurchase Price is determined, provided, however, that the date of such sale shall be extended for a reasonable period to allow for the obtaining of any necessary consent or approval from a governmental authority or to allow for the expiration of any governmental waiting period applicable to the transaction.

          (B) Targetti shall provide written notice to Tivoli of [*] at least [*] prior to [*]. Upon receipt of such notice, Tivoli shall have the right to put [*] the Units held by Tivoli by delivering a written notice to Targetti that intends to exercise its put rights (such notice, together with similar notices permitted under this Section 7.8, being referred to as a "Put Notice"). The Put Notice must be delivered to Targetti within [*] of Tivoli's receipt of the notice of [*].

In the event of such Put Notice, the Targetti Designee shall be obligated to purchase such Units from Tivoli for the amount equal to the Repurchase Price, determined pursuant to Section 7.8(c) (i) or (ii), as applicable. The sale of such Units shall be effected upon payment by Targetti to Tivoli and shall occur, unless otherwise agreed by Targetti and Tivoli, on the date [*] following the date upon which the Repurchase Price is determined, provided, however, that the date of such sale shall be extended to allow for the obtaining of any necessary consent or approval from a governmental authority or to allow for the expiration of any governmental waiting period applicable to the transaction.


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      16.

          (C) For purposes of Sections 7.8(a) and 7.8(b), the Repurchase Price shall be determined as follows:

               (I)  If a Call Notice or Put Notice is delivered pursuant to
Section 7.8(a) or 7.8(b) and if [*] the Repurchase Price shall be equal to [*]

               (II) If a Call Notice or Put Notice is delivered pursuant to Sections 7.8(a) or 7.8(b) and if [*] the Repurchase Price shall be equal to [*]

          (D) In the event that (i) the LLC has [*] and (ii) the capital accounts of the Members are [*], then Targetti shall have the right to call [*] the Units held by Tivoli, upon delivery of a Call Notice to Tivoli, and Tivoli shall have the right to put [*] the Units held by Tivoli, upon delivery of a Put Notice to Targetti. In the event of a Call Notice or Put Notice delivered in accordance with this Section 7.8(d), the Targetti Designee shall be obligated to purchase such Units within [*] of such Put Notice or Call Notice at the Repurchase Price set forth in this Section 7.8(d), provided, however, that the date of such purchase shall be extended for a reasonable period to allow for the obtaining of any necessary consent or approval from a governmental authority or to allow for the expiration of any governmental waiting period applicable to the transaction. If the Call Notice or Put Notice is delivered pursuant to this
Section 7.8(d), then the Repurchase Price shall be [*]

          (E) Either Targetti or Tivoli shall have the right to call or sell, respectively, [*] the Units held by Tivoli, upon the delivery of a Call Notice (in the case of Targetti) or a Put Notice (in the case of Tivoli), as follows:

               (I) Targetti shall have the right to call [*] the Units held by Tivoli, at any time after [*] upon delivery of a Call Notice to Tivoli. In the event of a Call Notice delivered by Targetti pursuant to this Section 7.8(e), Tivoli shall be obligated to sell such Units to Targetti within [*] of the date of such Call Notice, at the Repurchase Price computed as set forth in Section 7.8(e)(iv) below.

               (II) Tivoli shall have the right to put [*] the Units held by Tivoli upon delivery of a Put Notice to Targetti. In the event of a Put Notice delivered by Tivoli in accordance with this Section 7.8(e), Targetti shall be obligated to purchase such Units within [*] of the date of such Put Notice, at the Repurchase Price computed as set forth in Section 7.8(e)(iv) below.


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      17.

               (III) Neither Targetti nor Tivoli may exercise its call or put option under this Section 7.8(e) if [*] at the time of such exercise. The exercising party shall provide a representation to the other party at the time of the delivery of the Call Notice or the Put Notice, as applicable, that [*]

Notwithstanding the above, in the event that either Targetti or Tivoli exercises its option under this Section 7.8(e) and [*] then upon [*] a payment shall be made to Tivoli that is equal to the difference between the Repurchase Price that would have been payable under Section 7.8(c)(i) or (ii), as applicable, and the Repurchase Price actually paid under Section 7.8(e)(iv).

               (IV) For purposes of this Section 7.8(e) the Repurchase Price shall be [*]

          (F) In the event either Member exercises its Put or Call Rights pursuant to this Section 7.8, no further action by the Board of Directors will be required to complete the purchase or sale of Units provided for by this Section.


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      18.

                                  ARTICLE VIII

                           CERTAIN MATTERS CONCERNING
                   MEMBERS, DIRECTORS AND EXECUTIVE OFFICERS

     8.1  LIABILITY OF MEMBERS, DIRECTORS AND OFFICERS; INDEMNIFICATION.

          (A) No Member, Director or officer of the Company shall be liable, in damages or otherwise, to the Company or any Member for any act or omission performed or omitted to be performed by it in good faith (except for intentional misconduct or recklessness) pursuant to the authority granted to such Member, Director or officer of the Company by this Operating Agreement or by the Act.

          (B) To the fullest extent permitted by the laws of California, the Company may, upon the consent of the Board of Directors, indemnify and hold harmless each Member, Director and its respective officers, directors, shareholders, members or partners and each Officer of the Company (each, an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts ("Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnitee continues to be a Member, Director or an officer, director, shareholder, member or partner of such Member or Director or an officer of the Company at the time any such liability or expense is paid or incurred, except for any Damages based upon, arising from or in connection with any act or omission of an Indemnitee committed without authority granted pursuant to this Operating Agreement or in bad faith or otherwise constituting recklessness or willful misconduct.

          (C) Expenses (including reasonable attorneys' fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to Section 8.1(b) hereof, may be paid (or caused to be paid) by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be), that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder or is not entitled to such expense reimbursement.

          (D) The indemnification provided by Section 8.1(b) hereof shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or vote of the Members or Board of Directors, as a matter of law or otherwise, both (i) as to action in the Indemnitee's capacity as a Member, Director or as an officer, director, shareholder, member or partner of a Member or Director or as an Officer of the Company, and (ii) as to action in

                                      19.

another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

          (E) Any indemnification hereunder shall be satisfied only out of the assets of the Company, and the Members shall not be subject to personal liability by reason of these indemnification provisions.

          (F) The indemnification provided by this Section 8.1 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Members, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Member or as an officer, director, employee, shareholder, member or partner of a Member or of an Affiliate, and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

          (G) The Company may purchase and maintain insurance on behalf of one or more Indemnitees and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company's activities, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (H) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Operating Agreement.

          (I) The provisions of this Section 8.1 are for the benefit of each Indemnitee and its heirs, successors, assigns, administrators and personal representatives, and shall not be deemed to create any rights for the benefit of any other Persons.

     8.2 OTHER MATTERS CONCERNING THE MEMBERS, DIRECTORS AND OFFICERS OF THE COMPANY.

          (A) Each Member, Director and officer of the Company may rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (B) For purposes of this Operating Agreement, each Member, Director and officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, other consultants and advisers selected by it and any written advice or written opinion of any such Person as to matters which such Member, Director and officer of the Company reasonably believes to be within such Person's professional or expert competence, and any act or omission, if done or omitted to be done in good faith reliance upon

                                      20.

any such advice or opinion, will be conclusively presumed not to constitute fraud, gross negligence or willful or wanton misconduct.

                                   ARTICLE IX

                              MEETINGS OF MEMBERS

     9.1 MEETINGS. Meetings of the Members shall be held at such date and time as the Board of Directors may fix from time to time. Additionally, unless otherwise prescribed by statute, a special meeting may be called by any Member or Members holding at least 50% of the Units. No annual or regular meeting of Members are required.

     9.2 PLACE OF MEETINGS. The Board of Directors may designate any place either written or outside the State of California, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is called by any Member or Members pursuant to Section 9.1, the place of meeting shall be the principal executive office of the Company.

     9.3 NOTICE OF MEETINGS. Except as provided in Section 9.6, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered as provided in Section 16.1.

     9.4 MEETING OF ALL MEMBERS. If all of the Members consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

     9.5 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 9.5, such determination shall apply to any adjournment thereof.

     9.6 QUORUM. Members holding a majority of the Units, present in person or represented by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, Members holding a majority of the Units so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned

                                      21.

meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding Interests whose absence would cause less than a quorum.

     9.7 MANNER OF ACTING. The affirmative vote of Members entitled to vote holding a majority of the Units shall be the act of the Members unless the vote of a greater or lesser proportion or number is otherwise required by the Act or this Operating Agreement.

     9.8 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Board of Directors of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     9.9 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one (1) or more written consents describing the action taken, signed and delivered to the Board of Directors within sixty (60) days of the record date for that action, by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action were present and voted.
All such consents shall be delivered to the Board of Directors of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 9.9 is effective when such the number of consents required to authorize the proposed action shall have been received by the Board of Directors, unless the consent specifies a different effective date. Any Member giving a written consent may revoke the consent by a writing received by the Board of Directors before written consents representing the number of votes required to authorize the proposed action have been received by the Board of Directors. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     9.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE X

                         CONTRIBUTIONS TO THE COMPANY,
                      CAPITAL UNITS AND CAPITAL ACCOUNTS

     10.1 CAPITAL CONTRIBUTIONS. Concurrently with the execution and delivery of the Operating Agreement each Member made an initial capital contribution to the Company in the

                                      22.

amount as shown on Schedule A hereto and shall receive the number of Units shown opposite its name on Schedule A hereto.

     Except as provided in Section 10.4 herein, no Member shall be required to make an additional Capital Contribution.

     10.2  UNITS; UNIT CERTIFICATES.

          (A) As of the date hereof, each Member's interest in the Company shall be represented by Units of membership interest. Additional Units may from time to time be issued in accordance with Section 7.4.

          (B) The Company shall issue certificates evidencing the Units issued by the Company. Such certificates shall bear the following legends:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

     10.3  CAPITAL ACCOUNTS.

          (A)  A separate Capital Account will be maintained for each Member.

          (1) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 11.2 hereof, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the

                                      23.

extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

               (2) To each Member's Capital Account there shall be debited (A) the amount of money and the fair market value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 11.2 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

          (B) In the event of a permitted sale or exchange of all or part of a Member's interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred interest.

          (C) Immediately prior to any distribution described in Section 14.3, there shall be allocated to the Capital Accounts of all Members amounts required to be allocated pursuant to Section 10.3(a) and Article XI.

          (D) The manner in which Capital Accounts are to be maintained pursuant to this Section 10.3 is intended, and shall be construed so as, to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.

     10.4 WITHDRAWAL OF CAPITAL. A Member shall not be entitled to demand or receive from the Company the liquidation of his interest in the Company until the Company is dissolved in accordance with the provisions hereof and other applicable provisions of the Act.

     10.5 RESIGNATION OF MEMBER. A Member may resign from the LLC pursuant to California Corporations Code (S) 17252. However, such a resigning Member shall have only the rights specified in such (S) 17252, and shall not be entitled to any payment for its economic interest in the LLC upon such resignation. Such resignation shall not impair the rights and obligations of either Member under
Section 7.8 hereof. In addition, such resignation shall not be effective until the non-resigning Member has designated a replacement for the resigning Member.

                                  ARTICLE XI

                ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS

     11.1  ALLOCATION OF PROFITS AND LOSSES.

          (A) ALLOCATION OF NET PROFITS. The Net Profits of the Company for each Accounting Period shall be allocated among the Members in proportion to their respective Units.

                                      24.

          (B) ALLOCATION OF NET LOSSES. The Net Losses of the Company for each Accounting Period shall be allocated among the Members in proportion to their respective Units.

     11.2  SPECIAL ALLOCATIONS.

     Notwithstanding Section 11.1,

          (A) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance of the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this
Section 11.2(a) shall only be made if and to the extent such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in Section 11.1 and Section 11.2 have been made as if this Section 11.2(a) were not in this Operating Agreement.

          (B) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Accounting Period which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Operating Agreement, if any, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections l.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 11.2(b) shall only be made if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Section 11.1 and Section 11.2 have been made as if Section 11.2(a) hereof and this Section 11.2(b) were not in this Operating Agreement.

          (C) MINIMUM GAIN CHARGEBACK. This Section 11.2(c) hereby incorporates by reference the "minimum gain chargeback" provisions of Treasury Regulation
Section 1.704-2. In general, upon a reduction of the Company's minimum gain, the preceding sentence shall require that items of income and gain be allocated among the Members in a manner that reverses prior allocations of nonrecourse and Member nonrecourse deductions (as defined in such Treasury Regulations) as well as reductions in the Members' Capital Account balances resulting from distributions that are allocable to increases in the Company's minimum gain. Subject to the provisions of Section 704 of the Code and the regulations thereunder, if the Board of Directors determines at any time that operation of such "minimum gain chargeback" provisions likely will not achieve such a reversal by the conclusion of the liquidation of the Company, the Board of Directors shall adjust the allocation provisions of this Section 11.2(c) as necessary to preserve as best as possible the underlying economic objectives of the Partners.

          (D) CURATIVE ALLOCATIONS. The allocations set forth in Sections 11.2(a), (b) and (c) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory

                                      25.

Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 11.2(d). Therefore, notwithstanding any other provision of this Section 11 (other than the regulatory allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Board of Directors determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had the Regulatory Allocations not been part of the Agreement and all Company items were allocated pursuant to Section 11.1.

          (E) CODE SECTION 704(C) ALLOCATIONS. In accordance with Code Section 704(c) and the Regulations thereunder:

               (I) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property to the Company and its initial Adjusted Asset Value. Such allocation shall be made in accordance with the traditional method with curative allocations described by (S) 1.704-3(c) of the Regulations.

               (II) In the event the Adjusted Asset Value of any Company asset is adjusted pursuant to Section 1.1(c)(2) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Adjusted Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     11.3  DISTRIBUTIONS.

          (A) MANDATORY DISTRIBUTIONS. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board of Directors shall distribute cash to the Members in an amount equal to the product of (i) the Tax Percentage and (ii) the Company's taxable income for such Fiscal Year determined in accordance with Section 703(a) of the Code as reflected on the Schedule K-1's in respect of each Unit. For purposes hereof, "Tax Percentage" shall mean initially forty percent (40%) and shall be adjusted from time to time by the Board of Directors in response to changes in the tax rates applicable to corporations under the Code and in response to any other factors which cause the distributions under this Section 11.3(a) to be less than a Member's tax liability in respect of each Unit.

          (B) DISTRIBUTIONS OF FUNDS FROM OPERATIONS. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board of Directors may elect from time to time to distribute Funds From Operations to the Members pro rata in accordance with Units.

          (C) DISTRIBUTIONS OF FUNDS FROM A SALE OF THE COMPANY. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board

                                      26.

of Directors shall distribute Funds From a Sale of the Company to the Members. Any distribution of Funds From a Sale of the Company made under this Section 11.3(c) shall be made to the Members pro rata in accordance with their positive Capital Account balances (after adjustment for all Net Profit and Net Loss through the date of distribution.

          (D) TAX WITHHOLDING. The Company shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to, and file required forms with, the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution in the amount of the withholding to that Member. If the amount of withholding tax paid by the Company was not withheld from actual distributions, the Company may, at its option, (i) require the Member to promptly reimburse the Company for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in minimizing or eliminating and in determining the extent of, and in fulfilling, its withholding obligations.

     11.4  LIMITATION UPON DISTRIBUTIONS.

          (A) No distribution shall be declared and paid to a Member in violation of the Act.

          (B) A Member who receives a distribution in violation of the Act shall be liable to the Company for the amount of the distribution to the extent provided in the Act.

          (C) No distribution shall be made to a Member to the extent such distribution would create or increase a deficit in such Member's Capital Account.

     11.5 ACCOUNTING PRINCIPLES. For financial accounting purposes, the profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis under the accrual method of accounting.

     11.6 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution. In addition, no Member shall have the right to withdraw any portion of such member's Capital Account. Except as required by the Company, no Member shall be personally liable to any other Member for the return of any Capital Contributions (or any additions thereto), it being agreed that any distribution as may be made from time to time shall be made solely from the assets of the Company and only in accordance with the terms of this Operating Agreement.

     11.7 RECORDS AND REPORTS. At the expense of the Company, the Directors shall maintain records and accounts of all operations and expenditures of the Company for a period of five (5) years from the end of the Fiscal Year during which the last entry was made on such

                                      27.

record, the first two (2) years in the principal office of the Company. At a minimum the Company shall keep the following records:

          (A) A current list of the full name and last known business address of each Director and each Member;

          (B) A copy of the Articles of Organization and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which the Operating Agreement and any certificate and all amendments thereto have been executed;

          (C) Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the three (3) most recent years;

          (D)  Copies of the Operating Agreement and all amendments thereto;

          (E) True and full information regarding the status of the business and financial condition of the Company, including financial statements of the Company for the three (3) most recent years; and

          (F) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

     11.8 RETURNS AND OTHER ELECTIONS. The Board of Directors shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Board of Directors in its discretion.

     11.9 TAX MATTERS PARTNER. Terrence C. Walsh is hereby designated the Tax Matters Partner of the Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder. The Tax Matters Partner shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service and in connection with all subsequent administrative and judicial proceedings arising out of such audit. If the Tax Matters Partner is required by law or regulation to incur fees and expenses in connection with tax matters not affecting all the Members, then the Tax Matters Partner may, in its sole discretion, seek reimbursement from those Members on whose behalf such fees and expenses were incurred. The Tax Matters Partner shall keep the Members informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish to each Member, if such Member so requests in writing, a copy of each notice or other communication received by the Tax Matters Partner from the Internal Revenue Service, except such notices or communications as are sent directly to such requesting Member

                                      28.

by the Internal Revenue Service. The relationship of the Tax Matters Partner to the Members shall be that of a fiduciary, and the Tax Matters Partner shall have fiduciary obligations to perform its duties as Tax Matters Partner in such manner as will serve the best interests of the Company and all of the Company's Members. Except as set forth above, the Company will bear all expenses incurred by the Tax Matters Partner in carrying out his duties as such. To the fullest extent permitted by law, the Company agrees to indemnify the Tax Matters Partner and its agents and save and hold them harmless, from and in respect to all (i) fees, costs and expenses in connection with or resulting from any claim, action or demand against the Tax Matters Partner or the Company that arise out of or in any way relate to the Tax Matters Partner's status as Tax Matters Partner for the Company, and (ii) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the Tax Matters Partner adjudged (i) not to have been undertaken in good faith the Company or (ii) to have constituted recklessness, gross negligence or intentional wrongdoing by the Tax Matters Partner. The Tax Matters Partner may be changed by the Directors.

                                  ARTICLE XII

                                TRANSFERABILITY

     12.1  RESTRICTIONS ON TRANSFERABILITY.

          (A) No Member shall sell, assign, pledge, mortgage, or otherwise dispose of or transfer its interest in the Company without the prior written consent of the Board of Directors.

          (B) In addition to other restrictions on transfer contained herein, each Member agrees that it will not make any disposition of all or any part of its interest in the Company which will result in the violation by it or by the Company of the Securities Act of 1933 or any other applicable securities laws.

     12.2 NO EFFECT TO TRANSFERS IN VIOLATION OF OPERATING AGREEMENT. Any purported transfer in violation of this Article XII shall be null and void and the purported transferee shall become neither a Member nor a holder of any interest in the Company whatsoever.

                                      29.

                                 ARTICLE XIII

                       ADDITIONAL AND SUBSTITUTE MEMBERS

          13.1 ADMISSION OF ADDITIONAL MEMBERS AND SUBSTITUTE MEMBERS. Any Person acceptable to the Board of Directors may, subject to the terms and conditions of this Operating Agreement (including Section 7.4), become an Additional Member of the Company by the purchase of new Units for such consideration as the Board of Directors shall determine in accordance with the terms of this Operating Agreement.

          13.2 ALLOCATIONS TO ADDITIONAL MEMBERS AND SUBSTITUTE MEMBERS. No Additional Member or Substitute Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Net Profits and Net Losses of the Company for each Accounting Period shall be allocated among the Members in proportion to their respective interests, with the Accounting Period being subject to adjustment pursuant to Section 1.1(a) upon the addition of an Additional or Substitute Member.

                                  ARTICLE XIV

                          DISSOLUTION AND TERMINATION

          14.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events (a "Dissolution Event"):

               (A)  the completion of the term of the Company specified in
                    Section 2.5;

               (B) the written agreement of Members holding a majority of the Units;

               (C)  the entry of a decree of judicial dissolution under the Act;

               (D) the Bankruptcy or dissolution of any Member unless counsel to the Company advises the Company in writing that this Section 14.1(d) is not required in this Operating Agreement in order for the Company to be taxed as a partnership and not as an association taxable as a corporation for federal and California income tax purposes.

Notwithstanding the foregoing, upon the occurrence of a Dissolution Event, if the business of the Company is continued by the consent of remaining Members holding a Majority of the Units within ninety (90) days following the occurrence of any such event (or, if later, within a reasonable time after the Company becomes aware of such event), then the Company shall not be dissolved but shall be continued.

          14.2 EFFECT OF FILING OF CERTIFICATE OF CANCELLATION. The Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, upon the occurrence of a final dissolution event, but its separate existence shall continue until

                                      30.

a Certificate of Cancellation has been filed with the Secretary of State of California or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

     14.3 DISTRIBUTION OF ASSETS UPON DISSOLUTION. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the order of priority as provided by law in satisfaction of all liabilities and obligations of the Company whether by payment or the establishment of reasonable reserves therefor. The remaining assets of the Company shall be distributed to the Members in accordance with Section 11.3(c).

     14.4 WINDING UP. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Board of Directors, who subject to the terms of this Operating Agreement, are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Board of Directors deems necessary or appropriate to sell.

     14.5  FILING OF CERTIFICATE OF CANCELLATION.

          (A) When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the California Secretary of State, which certificate shall set forth the information required by the Act.

          (B) Upon the acceptance of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act.


                                   ARTICLE XV

                                     MERGER

     15.1 MERGER. The Company may, upon a vote of the Members of the Company holding a majority of Units, merge pursuant to an agreement of merger with or into one or more entities formed or organized under the laws of the State of California or any other state of the United States or any foreign country or other foreign jurisdiction to the extent permitted under the Act, with such entity as the agreement shall provide being the surviving or resulting entity.

     15.2 VOTE RELATING TO MERGER OR CONSOLIDATION. A merger by the Company and any other entity must be approved by a majority vote of the Board of Directors.

                                      31.

     15.3 EXCHANGE RELATING TO MERGER. Rights or securities of, or interests in, the Company or other entity that is a constituent party to the merger or consolidation may be exchanged for or converted into cash, property, rights or securities of, or interests in, the surviving or resulting entity or, in addition to or in lieu thereof, may be exchanged for or converted into cash, property, rights or securities of, or interests in, an entity which is not the surviving or resulting entity in the merger or consolidation.

     15.4 FILING AND EFFECT OF CERTIFICATE OF MERGER. If the Company enters into an agreement of merger, the surviving entity shall file a Certificate of Merger in the Office of the Secretary of State of the State of California containing the information required by the Act. Unless a future date is provided for in such Certificate of Merger, the effective date shall be the date of filing with the Secretary of State of the State of California.

     15.5 AMENDMENT OF OLD OR ADOPTION OF NEW OPERATING AGREEMENT. An agreement of merger approved in accordance with Section 15.3 may effect any amendment to the Company's Operating Agreement or effect the adoption of a new Operating Agreement for the Company or the surviving entity, as the case may be. Any amendment of the Operating Agreement or adoption of a new Operating Agreement shall be effective at the effective time or date of the merger.

     15.6 ASSUMPTION OF ASSETS AND LIABILITIES. When any merger shall have become effective under this Article XV, for all purposes of the laws of the State of California, all of the rights, privileges and powers of the Company and each of the other entities that have merged, and all property, real, personal and mixed, and all debts due or incurred to or by any of the constituent parties, as well as all other things and causes of action belonging to each of such parties to the merger, shall be vested in the surviving or resulting entity, and shall thereafter be the property or obligation of the surviving or resulting entity, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired.

                                  ARTICLE XVI

                                  ARBITRATION

     16.1 All disputes, controversies or differences in connection with this Agreement (each individually, a "Dispute") are in principle to be settled between both parties with sincerity and with mutual understanding and reliance.

     16.2 Any dispute that has not been resolved after good faith negotiations between the parties shall be referred to a mediator to be designed by the parties (the "Designated Mediator") by delivery of written notice to such Designated Mediator by any party. Upon receiving written notice of any such Dispute, the Designated Mediator shall have 60 days to attempt to resolve such Dispute. If the Dispute has not been resolved by the end of such 60 day mediation period, the matter shall be referred to arbitration, as set forth below.

                                      32.

     16.3 In the event that mediated settlement is not possible, any such disputes shall be referred to and settled by arbitration in Orange County, California, U.S.A., pursuant to the standard rules and procedures of JAMS/Endispute, by which each party hereto is bound. Judgment upon the award rendered may be entered in any court for judicial acceptance of the award and an order of judgment of enforcement, as the case may be. Such proceedings shall be conducted in the English language.

     16.4 In any action or arbitration proceeding arising between the parties hereto regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. Further, both parties hereby agree that Tivoli and Targetti shall each deposit $20,000 into an escrow account designated by the arbitrator upon commencement of any arbitration between Tivoli and Targetti in connection with a dispute arising from this Agreement. Such amounts may be used by the prevailing party to offset legal fees or attorney costs incurred during the proceedings or against the judgment. Any unused amounts left in escrow after satisfaction of the prevailing party and after the return of the prevailing party's deposit to the prevailing party shall be returned to the other party.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

     17.1 NOTICE. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile, or sent by certified, registered or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed or telexed or sent by facsimile or computer transmission, or if mailed, five (5) days after the date of mailing, as follows:

                    If to Tivoli or the Company to:

                         Tivoli Industries, Inc.
                         1513 East St. Gertrude Place
                         Post Office Box 15624
                         Santa Ana, CA  92705
                         ATTN:          Terrence C. Walsh
                                        Chairman and Chief Executive Officer
                         TELEPHONE:     (714) 957-6101
                         FAX:           (714) 957-0335


                                      33.

                    With a copy to:

                         Cooley Godward LLP
                         Five Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA  94306-2155
                         ATTN:          Andrei Manoliu, Esq.
                         TELEPHONE:     (650) 843-5000
                         FAX:           (650) 857-0663

                    If to the Company to:

                         Targetti USA LLC
                         c/o Tivoli Industries, Inc.
                         1513 East St. Gertrude Place
                         Post Office Box 15624
                         Santa Ana, CA  92705
                         ATTN:          Robert Baker
                                        President
                         TELEPHONE:     (714) 957-6101
                         FAX:           (714) 957-1501

                    With a copy to:

                         Cooley Godward LLP
                         Five Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA  94306
                         ATTN:          Andrei Manoliu, Esq.
                         TELEPHONE:     (650) 843-5000
                         FAX:           (650) 857-0663

                                      34.

                    If to Targetti to:

                         Targetti Sankey S.p.A.
                         Via Pratese 164
                         50145 Florence, Italy
                         ATTN:       Paolo Targetti
                                     President and Chief Executive Officer
                                     and Lorenzo Targetti
                                     Managing Director
                         TELEPHONE:  011-39-55-3791-273
                         FAX:        011-39-55-3791-255

                    With a copy to:

                         Lorenzo Stanghellini
                         Viale Mazzini 35
                         50132 Florence, Italy

     17.2 APPLICATION OF CALIFORNIA LAW. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of California (without giving effect to principles of conflicts of laws).

     17.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

     17.4 AMENDMENTS. Any amendment to this Agreement may be proposed to the Members by the Board of Directors or by Members holding at least ten percent (10%) of the Units. A vote on an amendment to this Operating Agreement shall be taken within sixty (60) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable laws, regulations, or agreement of the Members. A proposed amendment shall become effective at such time as it has been approved by Members holding a majority of the Units.

     17.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     17.6 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. This Agreement is prepared and executed in the English language only and any translation of this Operating Agreement into any other language shall have no effect.

                                      35.

     17.7 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

     17.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     17.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Operating Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     17.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     17.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     17.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company.

     17.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     17.14 NO THIRD PARTY BENEFICIARIES. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an Indemnitee under Article VIII hereof (but only in respect of the rights under such Article VIII), shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

                                      36.

                              OPERATING AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


TIVOLI INDUSTRIES, INC.



By:/s/ Terrence C. Walsh
   -----------------------------------------
     Terrence C. Walsh
     Chairman and Chief
     Executive Officer


TARGETTI SANKEY S.P.A.


By:_________________________________________
     Paolo Targetti
     President and Chief Executive Officer

                              OPERATING AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


TIVOLI INDUSTRIES, INC.



By:_________________________________________
     Terrence C. Walsh
     Chairman and Chief
     Executive Officer


TARGETTI SANKEY S.P.A.


By:/s/ Paolo Targetti
   -----------------------------------------
     Paolo Targetti
     President and Chief Executive Officer

                                   SCHEDULE A

         MEMBERS' NAMES AND ADDRESSES, CAPITAL CONTRIBUTIONS AND UNITS

   NAME & ADDRESS OF MEMBER                 CAPITAL              NUMBER OF UNITS
                                         CONTRIBUTION
================================================================================
Tivoli Industries, Inc.         $ 413,786.40   inventory
1513 East St. Gertrude Place       62,285.56   catalogs
P.O. Box 15624                   (167,967.76)  accounts payable
Santa Ana, CA 92705             $ 308,104.20                                 500

Targetti Sankey S.p.A           $ 286,493.60   cash
Via Pratese, 164                   21,610.60   inventory
50145 Florence, Italy
     TOTALS                     $ 308,104.20                                 500
                                $ 616,208.40